UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 21, 2018
Date of Report (date of earliest event reported)
Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
799 West Coliseum Way
Midvale, Utah 84047
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On September 21, 2018, (a) Medici Ventures, Inc. (“MVI”), a wholly owned subsidiary of Overstock.com, Inc. (“Overstock”), contributed certain of its assets, including intellectual property which it has created relating to technologies regarding land governance and property rights, to Medici Land Governance, Inc., a Delaware public benefit corporation (MLG”), (b) Patrick M. Byrne (“Dr. Byrne”) personally contributed $6.7 million in cash to MLG, (c) MLG issued 510,000 shares of its common stock to MVI and 390,000 shares of its common stock to Dr. Byrne, and (d) MLG, MVI and Dr. Byrne entered into a Stockholders Agreement dated September 21, 2018 regarding MLG (the “Agreement”). The Agreement restricts the transfer of the shares held by MVI and Dr. Byrne, creates rights of first refusal in favor of MLG, MVI and Dr. Byrne to acquire shares to be sold by MVI or Dr. Byrne, creates purchase rights in favor of MLG and MVI in the event of the death or incapacity of Dr. Byrne, creates preemptive rights in favor of MLG and MVI if MLG proposes to sell capital stock to any other person (subject to certain exceptions), provides for voting for board members, and requires a supermajority consent of the stockholders for any sale of MLG or substantially all of its assets, merger, consolidation, or other transaction having substantially the same effect. A copy of the Agreement is filed as exhibit 10.1.

MVI, which is a wholly-owned subsidiary of Overstock, holds approximately 57% of the outstanding capital stock of MLG. Dr. Byrne, who is the Chief Executive Officer, a member of the board of directors and the largest stockholder of Overstock, holds approximately 43% of the outstanding capital stock of MLG. Dr. Byrne is also a member of the board of directors of MVI, and is a member of the board of directors of MLG.

The other members of the boards of directors of MVI and MLG and the officers of MVI and MLG also include other persons who are affiliates of Overstock.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits.

The following exhibit is furnished with this report:

10.1	Stockholders Agreement dated September 21, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ E. Glen Nickle
E. Glen Nickle
Vice President, Legal, and General Counsel
Date:	September 26, 2018